UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2005

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina	000-23520	56-1714315
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification Number)

4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Authorization of Annual Cash Bonus Awards. On February 3, 2005, the Compensation and Nominations Committee of the Board of Directors (the “Committee”) of Quintiles Transnational Corp. (the “Company”) authorized the payment of annual cash bonus awards to senior executives pursuant to the Quintiles Transnational Corp. Executive Compensation Performance Incentive Plan, which became effective as of January 1, 2004 (the “Incentive Plan”). A copy of the Incentive Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee exercised its discretion to adopt awards pursuant to the Plan, including cash awards for each of the Company’s executive officers in the amounts set forth below:

Officer	Cash Bonus Payment
Dennis B. Gillings	$650,000
John S. Russell	$150,000
John D. Ratliff	$125,000
Ronald Wooten	$600,000
Oppel Greeff	$150,000
Michael Mortimer*	$150,000

*Mr. Mortimer, the Company’s Executive Vice President Global Human Resources, became an executive officer as of February 9, 2005.

2005 Cash Bonus Program. The Committee also approved and retained use of the Incentive Plan for fiscal 2005. As set forth in the Plan, the Committee reserves the right to modify the terms of the Plan and the financial targets and other criteria used to determine awards pursuant to the Plan at any time and to grant awards to employees and executive officers even if financial targets and other stated performance goals are not met.

Purchase of Restricted Stock. On February 8, 2005, Mr. Ratliff purchased 75,000 restricted shares of common stock of Pharma Services Holding, Inc., the Company’s parent (“Pharma Services”), pursuant to the terms of the Pharma Services Holding, Inc. Stock Incentive Plan (the “Plan”) at a per share purchase price of $0.24, representing a per share discount of approximately $3.30. The Plan is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. In connection with this purchase, the Company agreed to pay Mr. Ratliff approximately $118,758.35 to offset potential tax liability arising in connection with Mr. Ratliff’s purchase.

In addition, on February 9, 2005, Mr. Mortimer purchased 50,000 restricted shares of Pharma Services common stock pursuant to the Plan at a per share purchase price of $0.24, representing a per share discount of approximately $3.30. In connection therewith, the Company agreed to pay Mr. Mortimer approximately $79,172.24 to offset potential tax liability arising in connection with Mr. Mortimer’s purchase.

Also, on February 8, 2005, Robert A. Ingram, a non-executive member of the Company’s Board of Directors, purchased 50,000 restricted shares of Pharma Services common stock pursuant to the Plan at a per share purchase price of $0.24, representing a per share discount of approximately $3.30. In connection therewith, the Company agreed to pay Mr. Ingram approximately $79,172.24 to offset potential tax liability arising in connection with Mr. Ingram’s purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

	By:	/s/ John S. Russell

John S. Russell Executive Vice President

Dated: February 9, 2005

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